Exhibit 10.1

PURCHASE AGREEMENT

This PURCHASE AGREEMENT ("Agreement") is entered into as of September 18, 2025 by and between Marc Angell and Jacquie Angell (the "Seller(s)") and GetGolf.com, whose principal place of business is located at 7411 E 6th Ave., Suite 104, Scottsdale, AZ 8525l(the "Buyer"), concerning the sale and transfer of all Seller's interests in The Marquie Group, Inc. a public company organized under the laws of Florida (the "Company" or "TMGI").

I. Purchase of Shares and Consideration

1.1 Control Shares Sellers hereby agrees to sell, assign, and transfer to Buyer all of Seller's right, title, and ownership interest in the voting control block shares of TMGI, as detailed in Schedule A (the "Control Shares") attached hereto.

1.2 Purchase Price. The Purchase Price shall be $500,000, Five Hundred Thousand Dollars paid over 24 consecutive months beginning on the date of Closing as described below (the "Purchase Price"), as follows:

(i) Consulting Payment: Buyer shall pay Seller Marc Angell $10,000 per month for 24- months as a Consultant (the "Consulting Payment"), per the Consulting Agreement attached as Schedule B;

(ii) Note Payment: Buyer shall pay Seller Jacquie Angell $10,000 per month for 24- months as payment toward the Jacquie Angell Promissory Note attached as Schedule C (the "Note Payment"). The terms of the Jacquie Angell Promissory Note shall remain in full force and effect;

(iii) Closing Payment: Buyer shall pay Sellers $20,000 as a condition of Closing (as defined below in Paragraph 3), in addition to the payments noted above (the "Closing Payment").

1.3 Exclusion of Property. Sellers shall retain all rights, title, and interest in and to any trademarks, copyrights, domain names, software code, processes, music, equipment, and any other intellectual or tangible property developed or owned by Sellers relating to The Music of Your Life identified and attached as Schedule D (the "Excluded Assets").

1.4 Buyer's Assets. Buyer hereby agrees to assign, and transfer to TMGI all rights, title, and interest in, including majority ownership interest in various golf related assets: "Stand By Golf', "Mountain Brook Golf', and "Apache Creek", as detailed in Schedule E attached hereto (the "Buyer's Assets").

2. Assumed Obligations

2.1 Service Provider Balance. Seller represents that the Company owes approximately $44,400 in total to service providers, plus an ongoing monthly commitment of $5,802, not including consulting agreement, as itemized in Schedule F (the "Service Provider Balance"). Seller warrants this amount is an accurate estimate as of the date of signing this agreement.

2.2  Assumption of Liabilities. Buyer, through the Company, agrees to assume all debts of the Company as listed in the May 31, 2025 10-K filing. Buyer's assumption of such liabilities is made solely in his capacity as an officer and/or director of TMGI, and Buyer shall have no personal liability, obligation, or responsibility for any corporate debts, liabilities, or obligations of TMGI, whether arising before, on, or after Closing.

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2.3 Due Diligence Period. Buyer shall have 4 days from the signing this agreement to conduct due diligence. If material undisclosed liabilities are discovered, Buyer may terminate this Agreement with no penalty, and such termination shall not result in any personal liability or obligation on the part of Buyer for any corporate obligations discovered during due diligence.

2.4 Prepayment of Monthly Obligations. Buyer may prepay any and all monthly obligations in this Agreement without prepayment penalty.

3. Closing

3.1 Conditions Precedent to Closing. This Agreement shall be deemed completed when all of the following have occurred (the "Closing"), and shall occur 4-days from the signing of this Agreement (the "Closing Date".)

3.2 Seller Conditions. Seller's obligations are conditioned upon:

(a) Transfer of Company bank account at US Bank;

(b) Transfer of Control Shares to Buyer;

(e) Introduce Buyer to service providers as new CEO.

3.3 Buyer Conditions. Buyer's obligations are conditioned upon:

(a) Closing Payment noted in Section 1.2 (iii);

(b) Assignment of Assets to TMGI as listed in Schedule E;

(c) Payment of outstanding Service Provider balances as noted in Schedule F;

(d) Assumption of Service Provider Monthly Budget as noted in Schedule G.

4. Representations and Warranties

4.1 By Seller. Seller represents and warrants and covenants to Buyer that:

(a) All shares being transferred are owned by Seller and free of liens;

(c) All material liabilities and obligations of TMGI are fully disclosed;

(d) No additional material liabilities of the Company exist other than those disclosed;

(e) TMGI is in good standing with all regulatory authorities;

(f) No pending or threatened litigation against TMGI.

4.2 By Buyer. Buyer represents and warrants:

(a) Buyer has the authority and capacity to execute and perform this Agreement;

(b) Buyer intends to continue operating TMGI in compliance with applicable laws and regulations;

(c) Buyer has sufficient resources to operate TMGI post-Closing and meet the financials obligations listed herein.

4.3 Survival All representations and warranties shall survive Closing for 24 months.

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5. Covenants

5.1  Mutual Non-Disparagement. Each party agrees not to make any public or private statements that disparage the other party, their affiliates, or their performance, actions, or decisions related to TMGI.

5.2 Non-Compete. Seller agrees not to compete with TMGI's business for 36 months post-Closing within TMGI's current markets and customer base.

6. Default and Remedies

6.1 Default. Buyer is in default if (a) the Note Payment is 30-days past due or; (b) the Consulting Payment is 30 days past due (the "Default").

6.2 Consulting Default. If Buyer fails to pay the Consulting Payment when due, a 50% penalty will be applied to the unpaid amount. For example, if a $10,000 payment is missed, the amount owed will increase to $15,000.

6.3 Note Default. If Buyer fails to pay the Note Payment when due, a 50% penalty will be applied to the unpaid amount. For example, if a $10,000 payment is missed, the amount owed will increase to $15,000.

6.4 Remedy. If Buyer remains in Default for 90-days, Seller may instruct the Transfer Agent, via the irrevocable Power of Attorney included in Schedule H to re-issue the Control Shares to Seller. Buyer irrevocably consents to such transfer.

6.5 Forfeiture. Buyer forfeits any consideration previously paid under Paragraph 1.2 (i), (ii), or (iii) upon default.

7. Indemnification

7.1 Indemnification by Seller. Seller shall indemnify, defend, and hold harmless both Buyer personally and TMGI corporately from any losses arising from:

•	Undisclosed liabilities or obligations;
•	Breach of Seller's representations and warranties;
•	Any regulatory violations or penalties from pre-Closing period.

7.2 Indemnification by Buyer. Buyer shall indemnify Seller for losses caused by Buyer breach or post-Closing acts.

7.3 Corporate Veil Protection. The parties acknowledge and agree that Buyer is acquiring control of TMGI as a corporate entity, and that the corporate veil shall remain intact.

8. Regulatory Compliance and Recordkeeping

8.1 Filings. The parties shall cooperate on SEC, FINRA, and OTC Markets filings, including Forms 3, 4, and control disclosures within required timeframes.

8.2 Books and Records. Buyer shall update stock ledger and Transfer-Agent records within 30 business days after Closing.

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8.3 Public Disclosure. The Company shall issue a press release or file an 8-K, if applicable, within two business days following Closing.

9. Miscellaneous

9.1 Entire Agreement. This Agreement, including Schedules A-H, constitutes the entire agreement and supersedes all prior understandings.

9.2 Governing Law; Venue. Florida law, without regard to conflict-of-laws principles, governs. Any dispute shall be resolved by binding arbitration in Miami-Dade County, Florida.

9.3 Amendments. Any amendment must be in a writing executed by Seller and Buyer.

9.4 Severability. If any provision is invalid, the remainder shall continue in full force.

9.5 Counterparts; E-Signature. This Agreement may be executed in counterparts, each an original, including via electronic signature, together one instrument.

9.6 Expenses. Each party bears its own expenses unless otherwise stated.

9.7 Notices. All notices must be in writing and deemed given upon (a) personal delivery, (b) email with confirmation, or (c) certified mail, return receipt requested, to the addresses set forth below or as updated by notice.

9.8 Dispute Resolution. Any disputes shall be resolved through binding arbitration in conducted remotely or in a mutually agreeable location. The costs of arbitration shall be borne equally by the parties, and each party shall bear their own attorney's fees, unless otherwise awarded by the arbitrator.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

_________________________

Marc Angell (Seller)

Date: _____________________

_________________________

Jacquie Angell (Seller)

Date: _____________________

For GetGolf.com

_________________________

Jeff Foster (Buyer)

Date: _____________________

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Schedule A - Control Shares

Class	Shares	Holder	Description
Series A Preferred	200	Marc Angell	"Control Shares" carry majority voting rights

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Schedule B - CONSULTING AGREEMENT

Seller shall enter into a consulting agreement with the Company for a term of 12 months commencing upon Closing with monthly compensation of $10,000 to be paid on the first of every month (the "Consulting Payment(s)").

Duties. Seller agrees to:

•	Be responsive to Buyer and future TMGI team members;

•	Assist in handover to service providers;

•	Publicly support and communicate the transfer of control from Seller to Buyer in a positive, ongoing manner;

•	Provide approximately 20 hours per month of consulting services;

•	Not compete with TMGI for 3-years after Closing.

Performance Standards. Consulting Payments are contingent upon the Consultant's performance of duties in accordance with this Agreement. Company may only withhold Consulting Payments in the event of a material breach, as documented by written notice. Seller shall have 30 days to cure any alleged breach, and Consulting Payment obligations shall continue during the cure period. Disputes shall be resolved via arbitration prior to any termination or penalty. The Consultant shall have thirty (30) calendar days from the date of such notice to cure the breach to the Company's reasonable satisfaction.

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Schedule C - JACQUIE ANGELL PROMISSORY NOTE

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Schedule D - Excluded Assets

Music of Your Life Trademarks, Equipment, and Music. List provided upon request.

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Schedule E-BUYER'S ASSETS

1.	Mountain Brook Golf Club

2.	Apache Creek

3.	Stand-by-Golf

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Schedule F - Service-Provider Balance

Provider	Amount
Jeff Turner - Lawyer	25,000
Chene Gardner - Accountant	9,500
Pacific Stock Transfer(!)	1,947
John Thomas	8,000

(1) On September 1, 2025, we entered into a three-year agreement with Pacific Stock Transfer which amortizes our past due invoices over 36 months, while adding the cost of monthly DWAC service, for a monthly total of $1,947.35. Balance represents monthly payment beginning in October.

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Schedule G - Service-Provider Monthly Budget

Name	Monthly	Notes
Pacific Stock Transfer	$1,947.35	Due Monthly
Chene Gardner - Accountant	1,375.00	12 Month Amortization
LAO Professionals - Auditor	1,333.00	12 Month Amortization
Globe Newswire	646.85	Monthly Average
Global One - Edgar	500.00	Monthly Average
	$5,802.20

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Schedule H - Irrevocable Power of Attorney ("POA'')

KNOW ALL PERSONS BY THESE PRESENTS:

That I, GetGolf.com ("Buyer"), hereby irrevocably appoint Marc Angell ("Seller") as my lawful attorney-in-fact, with full authority and power, to perform the following specific act:

To instruct Pacific Stock Transfer, the Transfer Agent for The Marquie Group, Inc. ("TMGI"), to re-issue to Seller, Marc Angell, the "Control Shares" as described in Schedule A of the Purchase Agreement entered into by and between Buyer and Seller, dated September 18, 2025 (the "Agreement"), upon the occurrence of an uncured default by Buyer, as defined in Section 8.4 of the Agreement.

This Power of Attorney is coupled with an interest and is irrevocable by the Buyer and shall survive and remain effective until the full satisfaction of all obligations under the Agreement, including without limitation the full payment of the Jacquie Angell Note and any outstanding Consulting Payment due pursuant to Section 1.2 (i) of the Agreement.

Buyer hereby irrevocably consents to, ratifies, and confirms any action taken by Seller under this Power of Attorney and agrees to indemnify and hold harmless Seller and the Transfer Agent from and against any and all claims, damages, losses, liabilities, costs, and expenses arising out of or resulting from Seller's lawful execution of powers granted herein.

IN WITNESS WHEREOF, this Irrevocable Power of Attorney is executed as of the ____ day of September 2025.

GetGolf.com (Buyer)

State of                   )

County of _______) ss.

Subscribed and sworn to (or affirmed) before me on this ______ day of September 2025, by

GetGolf.com, proved to me on the basis of satisfactory evidence to be the person who appeared before me.

Notary Public

My commission expires: _______________  _______

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